EXECUTIVE OVERSEAS employment AGREEMENT

This EXECUTIVE OVerSEAS employment Agreement (this “Agreement”), dated as of the 31st day of December 2012, between Dreamworld Leisure Management LIMITED, a company incorporated under the laws of British Virgin Islands (together with its successors or assigns as permitted under this Agreement, the “Company”), and CHUNG YUK MAN, an individual and holder of Hong Kong Identity Card number E760824(5) (the “Executive”).

RECITALS

The Company desires to employ the Executive and enter into this Agreement embodying the terms of such employment and the Executive desires to enter into this Agreement and to accept such employment.

In consideration of the mutual covenants and for other good and valuable consideration, the Company and the Executive (individually a “Party” and together the “Parties”) agree as follows:

1.	Definitions

(a) “Base Salary” shall have the meaning as ascribed thereto in Section 5 below.

(b) “Cause” shall mean:

(i) the conviction of or entry of judgment against the Executive by a civil or criminal court of competent jurisdiction of any offense or wrongdoing involving embezzlement, fraud, misappropriation of funds, any act of moral turpitude or dishonesty;

(ii) the filing of a bona fide accusation or claim against the Executive for any offense involving embezzlement, fraud, misappropriation of funds, any act of moral turpitude or dishonesty, unless such indictment or filing is dismissed within one hundred eighty (180) days from the date of such indictment or filing.  The Board may, at its sole discretion, elect to suspend and extend the employment hereunder by such one hundred eighty (180) day period or the number of days actually taken by the Executive to dismiss such indictment or filing, whichever is less; provided that the Executive notifies the Company in writing that the Executive intends to contest in good faith such indictment or filing and pursues the dismissal of such indictment or filing with reasonable diligence and grounds.  During such period of suspension, Executive may be relieved of duties, but shall be entitled to receive Base Salary;

(iii) the written confession by the Executive of embezzlement, fraud, misappropriation of funds, any act of moral turpitude or dishonesty or acts constituting a felony;

(iv) the finding by a court of competent jurisdiction in a criminal or civil action or by the U.S. Securities and Exchange Commission or state blue sky agency in an administrative proceeding that the Executive has willfully violated any U.S. federal or state securities law;

(v) the engagement by the Executive in willful and continued misconduct, or the Executive’s willful and continued failure to substantially perform the Executive’s obligations;

(vi) the use by the Executive of alcohol or any controlled substance (unless in accordance with medical prescription by licensed medical practitioner) to an extent that it interferes, in the sole discretion of the Board, on a continuing and material basis with the performance of the Executive’s duties under the Agreement;

(vii) the willful, unauthorized disclosure by the Executive of Confidential Information, as defined in Section 10, concerning the Company or any Affiliated Companies, unless such disclosure was (A) believed in good faith by the Executive to be appropriate in the course of properly carrying out duties under the Agreement, or (B) required by an order of a court having jurisdiction over the subject matter or a summons, subpoena or order in the nature thereof of any legislative body (including any committee thereof) or any governmental or administrative agency;

(viii) misconduct in connection with the performance of any of Executive's duties, including, without limitation, misappropriation of funds or property of the Company, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company, misrepresentation to the Company, or any violation of law or regulations on Company premises or to which the Company is subject;

(ix) commission by Executive of an act involving moral turpitude, dishonesty, theft or unethical business conduct, or conduct which impairs or injures the reputation of, or harms, the Company;

(x) disloyalty by Executive, including without limitation, aiding a competitor of the Group. For the purpose of this Agreement, “competitor of the Group” shall mean any person which carries on or engages in business that is identical or substantial similar to that carried out by the Group in the jurisdictions in which the operates and shall include, but without limitation to, all such businesses and activities as more particularly set out in Section 9 below provided that under no circumstances shall Melco International Development Limited, Melco Crown Entertainment Inc. or any of their respective subsidiaries or associated companies be regarded as a competitor of the Group;

(xi) any material breach of this Agreement by the Executive and where the breach is capable of remedy, fails to remedy such breach within 14 days of receiving written notice requiring the Executive to remedy that breach;

(xii) any other bad act or misconduct by Executive; or

(xiv) (1) a finding by any lawfully appointed gaming authority in any jurisdiction that the Group does business (“Gaming Authority”) that the Executive is “unsuitable”, or the equivalent, (2) the mandatory request by any Gaming Authority that the Group not associate with Executive, or (3) the failure by Executive to qualify for any license that any Gaming Authority requires that Executive possess unless the failure to obtain such license would not materially affect or hamper the relevant part of business of the Group;

(xv) any material breach of the rules and regulations as stipulated in the Code of Conduct, Ethics Policy & Staff Handbook of EGT and where such breach is capable of remedy, fails to remedy such breach within 14 days of receiving written notice requiring Executive to remedy such breach.

(c) “Voting Securities” means securities of EGT, the holders of which are entitled to vote for the election of directors.

(d) “Control” in relation to a body corporate, means the power of a person or persons acting as a group or a legal entity to secure that the affairs of the body corporate are conducted in accordance with the wishes or directions of that person or group; (i) by means of the holding of shares, or the possession of voting power, in relation to that or any other body corporate; or (ii) by virtue of any powers conferred by the articles of association or any other agreement or document regulating that or any other body corporate, but for the avoidance of doubt, shall be deemed to include any person or persons acting as a group or a legal entity controlling or holding directly or indirectly Voting Securities representing 40% or more of the issued share capital in that body corporate. A “Change of Control” occurs if any person or persons acting as a group or legal entity acquires control of the body corporate. For the avoidance of doubt, any increase of shareholdings, whether direct or indirect, in EGT by Melco International Development Limited or any of its subsidiaries, including but not limited to Elixir Group Limited, from the existing approximately 39% (as at the date hereof) to 40% or above, shall not be regarded as a Change of Control of EGT;

(e) “EGT” shall mean Entertainment Gaming Asia Inc., a Nevada corporation;

(f) “Affiliated Companies” shall mean any corporation or other business entity or entities that directly or indirectly controls, is controlled by, or is under common control with EGT or the Company and the “Group” shall mean the Company, EGT and all Affiliated Companies (or any of them) from time to time.

(g) “Board” shall mean the board of directors of EGT.

(h) “Compensation Committee” shall mean the compensation committee of the board of EGT.

(i) “CEO” shall mean the Chief Executive Officer of EGT.

(j) “US$” shall mean United States Dollar.

(k) “Material(s)” means all works, materials or designs originated, conceived, prepared, written, compiled or made by any officer, employee or consultant of the Company or Affiliated Companies, including Executive, alone or with others during the course of his employment with the Company or Affiliated Companies.

(l) “Intellectual Property Rights” means patents, trade marks, service marks, trade and service names, copyrights and design rights (whether or not any of them are registered and if they are registered, then includes applications for registration for any of them), rights in the know-how, databases, moral rights, trade secrets and rights of confidence and rights or forms of protection of a similar nature or having similar or equivalent effect to any of them which may subsist at anytime and anywhere in the world.

(m) “Hong Kong” means the Special Administrative Region of Hong Kong and for the purpose of this Agreement, shall exclude People’s Republic of China and Macau.

2.	position and Location OF SERVICE

The Executive shall be employed as the Executive Chairman & CEO of EGT and the service to be provided by the Executive under this Agreement shall be principally performed in countries outside Hong Kong.In the performance of the Executive’s duties and responsibilities hereunder, it is contemplated that the Executive will be required to undertake travel at the request of the Group. Such travel will be taken in accordance with the Group’s travel policies, as amended by the Group from time to time.

3.	TERM, duties and authorities

The employment hereunder shall take effect on January 1, 2013 and shall continue until any termination hereof pursuant to Section 7 below. The Executive’s duties, responsibilities and authorities shall include such duties, responsibilities and authorities customarily associated with such positions.

4.	EXPENSES reimbursement

The Company shall reimburse the Executive for all travel and business-related expenses incurred by the Executive in the fulfillment of his services hereunder in accordance with the applicable expenses reimbursement policies and procedures of the Group as in effect from time to time.

5.	REMUNERATION

For each calendar year during the term of employment, the Executive shall be entitled to receive from the Company an annualized salary in cash, the amount of which shall be determined by the Compensation Committee and may vary from year to year (“Base Salary”) provided that the Compensation Committee shall determine the amount of the Base Salary for the relevant year and communicate same to the Executive no later than the end of January of that year. The Base Salary, once determined and communicated to the Executive, shall be paid by the Company at such time or time intervals as determined by the Compensation Committee and shall not be subject to or affected by the work performance of the Executive.

In addition to the Base Salary, the Parties agree that the Executive may also be entitled to receive an additional remuneration from the Company that is discretionary and/or performance-based in nature (whether in cash, in the form of securities of EGT or a combination of both) and the amount of which, if any, shall be determined by the Compensation Committee and may vary from year to year. For the performance-based remuneration, if any, it is agreed that the Compensation Committee shall determine the amount of it for the relevant year and communicate same to the Executive no later than the end of January of that year. Other discretionary remuneration, if any, shall be communicated to the Executive as soon as reasonably practicable after same being determined by the Compensation Committee. In connection with these discretionary and/or performance-based remuneration, if any, it is agreed that :

(a) the Executive shall be entitled to participate in EGT’s 2008 Stock Incentive Plan or any of such successor plans. The Compensation Committee, at its sole discretion, shall decide the amount and frequency of option grants; and

(b) the Executive may be granted a discretionary performance bonus or bonuses based on guidelines set by the Compensation Committee on an annual basis or whenever deemed appropriate by the Compensation Committee.

The amount of Base Salary and other discretionary and/or performance-based remuneration for 2013 under this employment as determined by the Compensation Committee is set forth in Appendix A attached hereto.

6.	Implication of CHANGE OF CONTROL on outstanding options

In the event of a Change of Control of EGT, the Company shall cause the Executive’s outstanding share options (to the extent not vested) to become fully vest upon the effective date of the Change of Control and Executive shall have a minimum period of twelve months from the effective date of the Change of Control to exercise his options.

7.	termination of Employment

(a) Termination by the Company for Cause. At any time after learning of an event constituting Cause, the Company may elect to give the Executive written notice of its intention to terminate for Cause, specifying in such notice the event forming the basis for Cause. Termination shall be effective immediately upon delivery of notice hereunder. In the event the Executive’s employment is terminated by the Company for Cause, the Executive shall be entitled only to:

(i) Base Salary, at the rate in effect at the time of termination, accrued and payable through the date of termination of employment;

(ii) reimbursement for expenses incurred but not yet reimbursed by the Company; and

(iii) any other compensation and benefits accrued and to which the Executive is entitled under applicable plans, programs and agreements of the Company as of the date of termination of employment.

The Executive’s entitlement to the foregoing shall be without prejudice to the right of the Company to claim or sue for any damages or other legal or equitable remedy to which the Company may be entitled as a result of such Cause; provided, however, that offset shall not be available to the Company in any event.

(b) Termination by Notice. Both the Company and the Executive may terminate this Agreement (which shall not include a termination pursuant to Section 7(a)) by serving three (3) months written notice or payment in lieu of notice by paying three (3) months Base Salary at the rate in effect at the time of termination. Both parties may choose to give partial notice and partial payment in lieu of notice.

(c) Termination by reason of Change of Control. In the event of a Change of Control of EGT and upon the effective date of the Change of Control, this Agreement shall be deemed terminated provided that the Executive shall be entitled to a payment equal to three (3) months of Base Salary at the rate in effect at the time of Change of Control.

(d) Nature of Payments. Any amounts due the Executive under the Agreement in the event of any termination of employment with the Company are in the nature of severance payments, or liquidated damages which contemplate both direct damages and consequential damages that the Executive may suffer as a result of the termination of employment, or both, and are not in the nature of a penalty.

(e) Renegotiation. Notwithstanding any other terms of this Agreement, in the event of the Executive’s separation from Melco for any reason, the Company and the Executive reserve the right to renegotiate the terms of this Agreement in its entirety.

8.	TERMINATION OBLIGATIONS

(a) Personal Property. Executive hereby acknowledges and agrees that all personal property, including, without limitation, all emails, reports, books, manuals, records, notes, contracts, lists, blueprints, and other documents, or materials, or hard or soft copies thereof, and equipment furnished to or prepared by Executive in the course of or incidental to him performing his duties hereunder, including, without limitation, records and any other materials, belonging to the Company or any Affiliated Companies shall be promptly returned to the Company or such Affiliated Company (as the case may be) upon termination of the Agreement. Delete of the Company’s documents including but not limited to emails, business proposals, contracts, from the Company’s assigned computers including desk tops and lap tops without the Company’s consent is considered a violation of this clause and a breach of this Agreement.

(b) Results of Termination. Upon termination or expiration of the Executive’s employment, this Agreement and the employment of the Executive shall be wholly terminated with the exception of the Sections specifically contemplated to continue in full force as set forth in Sections 9, 10, 11 and 12 below.

9.	covenant not to compete

In the event of a termination or expiration of this Agreement, the Executive shall not, for a period of twelve (12) months after the date of expiration or termination, engage in competition with the Company or Affiliated Company or Companies. For purposes of this Section 9, the Executive shall be engaging in competition with the Group if the Executive engages in (i) the leasing of electronic gaming machines to hotels and casinos in Asia Pacific, and/or (ii) the management and/or operation of casino hotel and/or slot hall in the Indo-China Region, whether as an employee, executive, partner, principal, agent, representative, stockholder or consultant (other than as a holder of not more than a 10% equity interest) or in any other corporate or any capacity, so long as the Company is engaged in electronic gaming machines lease business Provided That notwithstanding anything to the contrary contained herein, nothing in this Section shall preclude the Executive from acting as a director, officer or employee of Melco International Development Limited, Melco Crown Entertainment Inc. or any of their respective subsidiaries or associated companies as long as these relevant companies are not engaged in leasing of electronic gaming machines to casino or slot operators on a revenue sharing basis in the Indo-China Region.

10.	Covenants to protect confidential information

The Executive shall not, during the Term of employment hereunder or anytime thereafter, without prior written consent of the Company, divulge, publish or otherwise disclose to any other person any Confidential Information regarding the Group except in the course of carrying out the Executive’s responsibilities on behalf of the Group (e.g., providing information to the Group’s attorneys, accountants, bankers, other professional consultants etc.) or if required to do so pursuant to the order of a court having jurisdiction over the subject matter or a summons, subpoena or order in the nature thereof of any legislative body (including any committee thereof and any litigation or dispute resolution method against the Company related to or arising out of this Agreement) or any governmental or administrative agency. For this purpose, Confidential Information shall include, but is not limited to, the Group’s financial position and results of operations, trades secrets and Intellectual Property, products and product development plans, marketing and promotional plans and strategies, customer lists and customer data bases. Confidential Information does not include information that is generally available to the public other than through a breach of the Agreement on the part of the Executive.

11.	Non-solicitation

Except with the prior written consent of the Company, Executive shall not solicit customers, clients, or employees of the Group for a period of twelve (12) months after the date of the expiration or termination of this Agreement. Without limiting the generality of the foregoing, Executive will not, for a period of twelve (12) months after the date of the expiration or termination of this Agreement, willfully canvas or solicit any such business in competition with the business of the Group from any customers of the Group with whom Executive had contact during, or of which Executive had knowledge solely as a result of, his performance of services for the Group pursuant to this Agreement. Executive will not, for a period of twelve (12) months after the date of the expiration or termination of this Agreement, directly or indirectly request, induce or advise any customers of the Group with whom Executive had contact during the term of this Agreement to withdraw, curtail or cancel their business with the Group. Executive will not, for a period of twelve (12) months after the date of the expiration or termination of this Agreement, induce or attempt to induce any employee of the Group to terminate his employment with the Group.

12.	Intellectual Property

If Executive writes, designs, develops, or produces Material(s) at any time during the Term of employment all Intellectual Property Rights or proprietary rights of those Material(s) shall nevertheless belong to the Group. Those rights will continue to be vested in and belong to the Group regardless of the termination of this Agreement.

13.	remedies

(a) Executive acknowledges and agrees that immediate and irreparable harm, for which damages would be an inadequate remedy, would occur in the event any of the provisions of Sections 9, 10, 11 and 12 of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, Executive agrees that Company shall be entitled to an injunction or injunctions to prevent breaches of such provisions of this Agreement and to enforce specifically the terms and provisions thereof without the necessity of proving actual damages or securing or posting any bond or providing prior notice, in addition to any other remedy to which it may be entitled at law or equity.

(b) Nothing herein contained is intended to waive or diminish any rights Company may have at law or in equity at any time to protect and defend its legitimate property interests (including its business relationship with third parties), the foregoing provisions being intended to be in addition to and not in derogation or limitation of any other rights the Company may have at law or equity.

14.	representation

The Company and the Executive respectively represents and warrants to each other that each respectively is fully authorized and empowered to enter into the Agreement and that their entering into the Agreement and the performance of their respective obligations under the Agreement will not violate any agreement between the Company or the Executive respectively and any other person, firm or organization or any law or governmental regulation.

15.	entire agreement

This Agreement contains the entire agreement between the Parties in respect of the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties on the same subject. This Agreement is personal to the Executive and save and except for any assignment of this Agreement by the Company to EGT or any other wholly-owned subsidiaries of EGT, neither Party may deal with any obligation or the benefit of this Agreement in any way, whether by assignment, license, sub-contract, or otherwise, without the other Party’s prior written consent.

16.	amendment or waiver

This Agreement cannot be changed, modified or amended without the consent in writing of both the Executive and the Company. No waiver by either Party at any time of any breach by the other Party of any condition or provision of the Agreement shall be deemed a waiver of a similar or dissimilar condition or provision at the same or at any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

17.	severability

The provisions of this Agreement shall be severable and the invalidity, illegality or unenforceability of any provision of this Agreement shall not affect, impair or render unenforceable this Agreement or any other provision hereof, all of which shall remain in full force and effect. If any provision of this Agreement is adjudicated by a court of competent jurisdiction as invalid, illegal or otherwise unenforceable, but such provision may be made enforceable by a limitation or reduction of its scope, the Parties agree to abide by such limitation or reduction as may be necessary so that said provision shall be enforceable to the fullest extent permitted by law. The Parties further intend to and hereby confer jurisdiction to enforce the covenants contained in Sections 8(a), 9, 10, 11 and 12 (the “Restrictive Covenants”) upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. If the courts of any one or more of such jurisdictions hold any Restrictive Covenant unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Company and Executive that such determination not bar or in any way affect the right of the Company to the relief provided for in this section in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenant as to breaches of such Restrictive Covenant in such other respective jurisdictions (such Restrictive Covenant as it relates to each jurisdiction being, for this purpose, severable into diverse and independent covenants).

18.	survivAL

The respective rights and obligations of the Parties shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

19.	governing law

This Agreement shall be governed by and construed under the law of Hong Kong, disregarding any principles of conflicts of law that would otherwise provide for the application of the substantive law of another jurisdiction. The Parties each hereby irrevocably submits to the jurisdiction and venue of the courts of Hong Kong and agrees not to object to the jurisdiction of a Hong Kong court because it is an inconvenient forum.

20.	settlement of disputes

Except for equitable actions seeking to enforce the provisions of Sections 8(a), 9, 10, 11 and 12 of this Agreement which may be brought by a court in any competent jurisdiction, in the event a dispute, claim or controversy arises between the parties relating to the validity, interpretation, performance, termination or breach of this Agreement, (collectively, a "Dispute"), the Parties agree to hold a meeting regarding the Dispute, attended by individuals with decision-making authority, to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies. If, within thirty (30) days after such meeting or after good faith attempts to schedule such a meeting have failed, the Parties have not succeeded in negotiating a resolution of the Dispute; the Dispute shall be resolved through legal proceedings.

21.	Interpretation

In this Agreement unless the context requires otherwise; (i) a word or expression in the singular includes the plural, and the plural includes the singular; (ii) words of one gender include all genders; (iii) words importing persons includes all bodies and associations, corporate or unincorporated; and (iv) a reference to this Agreement includes the Exhibit(s) attached to this Agreement. No provision of this Agreement will be construed in favor of or against any Party by reason of the extent to which any such Party, its affiliates or their respective employees or attorney participated in the drafting thereof.

22.	counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

23.	Taxes

All monies payable is stated in gross amounts and the Executive shall bear any taxes in relation thereto as may be required by the applicable law.

24.	Acknowledgment

The Executive acknowledges that he has been given a reasonable period of time to study this Agreement before signing it and has had an opportunity to secure counsel of his own. The Executive certifies that he has fully read and completely understands the terms, nature, and effect of this Agreement. The Executive further acknowledges that he is executing this Agreement freely, knowingly, and voluntarily and that the Executive’s execution of this Agreement is not the result of any fraud, duress, mistake, or undue influence whatsoever. In executing this Agreement, the Executive does not rely on any inducements, promises, or representations by the Company or any Affiliated Companies other than that which is stated in this Agreement.

In Witness Whereof, the parties have executed the Agreement as of the date first written above.

For and on behalf of the Company		The Executive

/s/ TSUI Kin Ming, Andy		/s/ CHUNG Yuk Man
Name:	TSUI Kin Ming, Andy	CHUNG Yuk Man
Position:	Chief Accounting Officer

Appendix A

Base Salary for 2013:

At an annualized rate of US$60,000.

Other discretionary and/or performance-based remuneration for 2013:

-	US$300,000 incentive cash payment;

-	100,000 options pursuant to the Company’s 2008 Stock Incentive Plan (“CEO 2013 Options”);

-	50,000 shares of restricted stock of the Company pursuant to the 2008 Stock Incentive Plan,

provided that all the aforesaid performance-based remuneration items shall be subject to the determination by the Compensation Committee on whether or not the Executive has fulfilled all or any portion of the 2013 Key Performance Index as set by the Compensation Committee (such determination shall be taken place no later than the end of April 2014) and in the event the Executive achieves less than one hundred percent of the 2013 KPIs, only a portion of such performance-based remunerations as determined by the Compensation Committee at its absolute discretion shall be entitled by the Executive and provided further that any CEO 2013 Options so entitled by Mr. Chung shall carry a vesting period of three (3) years (for the avoidance of doubt, the relevant CEO 2013 Options shall only be vested in the Executive in three (3) years from the date of grant).

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